Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 (No. 333-256373) and Form F-3 (No. 333-256714 and No. 333- 254818) of our report dated May 3, 2021 with respect to our audits of the consolidated financial statements of Scienjoy Holding Corporation and Subsidiaries as of December 31, 2020 and 2019, which is included in its Annual Report on Form 20-F, filed with the Securities and Exchange Commission.

/s/ Friedman LLP

New York, New York

May 16, 2022